AUXILIO, INCORPORATED
                                                         Moderator: Paul Anthony
                                                           05-24-05/3:00 p.m. CT
                                                          Confirmation # 4789918
                                                                          Page 1


                              AUXILIO, INCORPORATED

                             Moderator: Paul Anthony
                                  May 24, 2005
                                  3:00 p.m. CT

Operator: Good day and welcome to the Auxilio, Incorporated First Quarter 2005
         Earnings Results conference call. Today's call is being recorded.

         At this time, I would like to turn the call over to Mr. Paul Anthony. Mr. Anthony, please go ahead.

Paul Anthony: Good afternoon. Welcome to Auxilio, Inc.'s 2005 First Quarter
         Earnings conference call.

         My name is Paul Anthony. I'm the CFO for Auxilio.

         Before we get underway, I need to make the following statements. Certain matters discussed today or answers that may be given to questions asked could constitute forward-looking statements related to Auxilio's future financial or business performance. Auxilio's actual results could differ materially from those anticipated in these forward-looking statements. The company cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements and should not be relied upon by investors when making an investment decision.

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                                                           AUXILIO, INCORPORATED
                                                         Moderator: Paul Anthony
                                                           05-24-05/3:00 p.m. CT
                                                          Confirmation # 4789918
                                                                          Page 2


         Statements made on this conference call should be considered in conjunction with the company's report on Form 10-Q for the first quarter of 2005, the company's annual report on Form 10-K for 2004, subsequent quarterly reports on Form 10-Q and reports on Form 8-K which are located at www.sec.gov and may be requested from Auxilio.

         This call is being recorded and will be available for re-broadcast. Information on how to access the re-broadcast is set forth in the company's earnings release for the first quarter ended March 31, 2005 which was issued on May 18, 2005 and may be obtained at our web site at www.auxillioinc.com or by contacting me, Paul Anthony, at 949-614-0700.

         We have one correction to the press release. The re-broadcast code is 4789918.

         With these preliminary matters out of the way, here's how the call will go this morning or this afternoon. Our Chief Executive Officer, Joe Flynn, will make some comments regarding the results from the quarter ended March 31, 2005. He will then discuss the current issues facing the company. Once Mr. Flynn's presentation is over, we will open the call up to any questions you may have.

         With that in mind, I would now like to turn the call over to Joe Flynn, our CEO.

Joe Flynn: Good afternoon. Thank you Paul.

         On May the 18th, 2005, we released financial results for the first quarter ended March 31, 2005. As a result of the company's acquisition of the (Mayo) Group on April the 1st, 2004, the financial statements for the first quarter ended March 31, 2005 are not comparable to the financial statements for the first quarter ended March 31, 2004. Our sale of our HR software products to (Work Stream) in March 2004 completed our exit from the previous business model.

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                                                           AUXILIO, INCORPORATED
                                                         Moderator: Paul Anthony
                                                           05-24-05/3:00 p.m. CT
                                                          Confirmation # 4789918
                                                                          Page 3


         Consolidated revenue for the first quarter was approximately $784,000. The majority of the revenue in the past quarter was derived from our monthly service and supply revenue. Our current monthly service and supply revenue was consistent with prior quarters at an average of $241,000 per month. Over the next 15 months, our goal continues to be secure new customers and build the monthly service and supply revenue to the $500,000 per month level.

         Pursuant to service level agreements with customers, our current backlog as of March 31, 2005 for monthly service and supply revenue is approximately $10.3 million. This is the absolute amount of the future monthly payments due to Auxilio pursuant to the existing service level agreements in place.

         Gross margins were one percent for the quarter. We expected lower margins in 2005 as we continue to grow the support organization ahead of revenue as part of our effort to grow the business outside of California.

         As expected, selling and marketing expense was up to $440,000 for the quarter, an increase of $20,000 from the fourth quarter. This increase was primarily as a result of cost related to increased head count to support the company's effort to grow the business.

         G&A expense was $484,000 for the quarter, an increase of 191,000 from the fourth quarter. We expected G&A to increase pursuant to the investments being made in head count and infrastructure, mostly people to support the organization as it expands. The increase is also a result of cost associated with the company's 2004 financial audit. As a result, we expect G&A to decrease slightly going forward.

         In Q1, both management and the board decided that in order to increase the opportunity to grow the revenues of the company more rapidly that we should do a private placement. The primary reason for doing a private placement was to have funds available to the company to invest

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                                                           AUXILIO, INCORPORATED
                                                         Moderator: Paul Anthony
                                                           05-24-05/3:00 p.m. CT
                                                          Confirmation # 4789918
                                                                          Page 4


         in expanding our national business development efforts and to bring on more seasoned leadership to lead these business development efforts. The private placement was set at $2 per share and net proceeds raised thus far is $2.9 million.

         As part of our efforts to strengthen our business development team, Auxilio hired (Joseph B. Hoven) as Executive Vice President of Sales and Marketing. Mr. (Hoven) has had a long and successful career as a healthcare industry business development executive. He has held a number of leadership roles with major healthcare organizations such as (Service Master) and (Select Medical). Most recently, he was VP of Business Development for (Semper Care), a healthcare start up recently purchased by (Select Medical). (Joe) was responsible for the first 100 million in revenue booked by (Semper Care). We are honored to have someone of (Joe's) caliber on our team.

         Looking at the overall results, net loss for the quarter was $625,000 or four cents per share fully diluted. As we had mentioned in prior calls, the company is still dependent on closing new deals with new and existing clients. The company did not close any new deals in Q1.

         In the first quarter we spent time adjusting our sales organization and finding the right leaders to focus our business development efforts on the right opportunities. In addition, the company finalized a contract with (Net Assets), the nation's third largest general purchasing organization on March 1, 2005. These developments represented a continuous effort on behalf of our management team and board to build momentum into our pipeline and focus the majority of our efforts on business development. Although the company is involved in a number of proposed and assessment opportunities, due to the length of our sales cycle, it is still very difficult to predict the timing of closing of new sales. As we have taken steps to strengthen our business development team and have been provided access to a large number of major hospital systems through our contract with (Net Assets), we anticipate growing our pipeline and revenues over the next several quarters at a faster pace.

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                                                           AUXILIO, INCORPORATED
                                                         Moderator: Paul Anthony
                                                           05-24-05/3:00 p.m. CT
                                                          Confirmation # 4789918
                                                                          Page 5


         As mentioned in our 2005 proxy statement, (Robert Miller), a member of the board of directors since 2001, decided to retire from the board. We want to thank Mr. (Miller) for his support and advice for the last four years. The company does anticipate replacing Mr. (Miller).

         Our goal continues to be to grow revenue and grow market share. Our profitability continues to be contingent upon closing new transactions. While we have a number of deals in our pipeline, the timing of these transactions is still difficult to predict due to the fact that we are dependent upon our customers and third party leasing organizations to complete these transactions. Unfortunately these transactions do not always fall within our expected timeframes. This is a reality that impacted this quarter and will continue to jeopardize our profitability in future quarters.

         In closing, I want to say that we are excited about the new contracts we are looking to close this quarter and what we are seeing in the pipeline. This is an exciting time for us and for our shareholders.

         Paul Anthony and I are now both available to field any questions you may have and we want to thank you for your time.

Operator: If anyone in our audience would like to ask a question you may signal by pressing the star key followed by the digit one on your touch-tone telephone. Again, that's star one if you would like to ask a question.

         I'd like to remind anyone who may be using a speakerphone, please be sure that your mute function is disengaged before you press star one. It may block the signal from reaching our equipment.

         Again, that's star one and we'll pause for a moment to give you a chance to signal.

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                                                           AUXILIO, INCORPORATED
                                                         Moderator: Paul Anthony
                                                           05-24-05/3:00 p.m. CT
                                                          Confirmation # 4789918
                                                                          Page 6


         And again, if you would like to ask a question, that is star one.

         Gentlemen, it appears there are no questions. Do you have any final or closing comments you would like to make?

Joe Flynn: I would just like to thank everybody once again for attending and we look forward to your continuous support and friendship going forward.

Operator: And that does conclude our conference.

         Again, thank you all for your participation. We hope you enjoy the rest of your day.

                                       END